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                             SECURITIES AND EXCHANGE

                                   COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 16, 2003
                                                          --------------

                                    ELKCORP
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             (Exact name of Registrant as specified in its charter)


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
            DELAWARE                                      1-5341                                  75-1217920
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(State or other jurisdiction of                  Commission File Number                       (I.R.S. Employer
incorporation or organization)                                                                 Identification No.)
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
          14643 DALLAS PARKWAY
SUITE 1000, WELLINGTON CENTRE, DALLAS, TEXAS                        75254-8890
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  (Address of principal executive offices)                          (Zip Code)
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Registrant's telephone number, including area code                 (972)851-0500
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                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)






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Item 7. Exhibits

99.1     Press release dated April 16, 2003 of ElkCorp.

ITEM 9.  REGULATION FD DISCLOSURE

PRESS RELEASE

On April 16, 2003, the company issued a press release containing "forward-looking statements" that involve risks and uncertainties about its prospects for the future. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," "likely," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, actual results could differ materially from those discussed here as a result of a number of factors, including the following:

     1. The company's building products business is substantially non-cyclical, but can be affected by weather, the availability of financing, insurance claims paying practices, and general economic conditions. In addition, the asphalt roofing products manufacturing business is highly competitive. Actions of competitors, including changes in pricing, or slowing demand for asphalt roofing products due to general or industry economic conditions or the amount of inclement weather could result in decreased demand for the company's products, lower prices received or reduced utilization of plant facilities. Further, changes in building and insurance codes and other standards from time to time can cause changes in demand, or increases in costs that may not be passed through to customers.

     2. In the building products business, the significant raw materials are ceramic-coated granules, asphalt, glass fibers, resins and mineral filler. Increased costs of raw materials can result in reduced margins, as can higher energy, trucking and rail costs. Historically, the company has been able to pass some of the higher raw material, energy and transportation costs through to the customer. Should the company be unable to recover higher raw material, energy and/or transportation costs from price increases of its products, operating results could be adversely affected and/or lower than projected.

     3. Temporary shortages or disruption in supply of raw materials or transportation do result from time to time from a variety of causes. The Venezuelan oil workers strike has adversely affected asphalt supplies in certain regions of the United States, particularly the Eastern United States, and there can be no assurance that such shortages will not be compounded in the future. If the company experiences


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          temporary shortages or disruption of supply of raw materials from the
          Venezuelan situation, war with Iraq, or other reasons, operating results could be adversely affected and/or lower than projected.

     4. The company has been involved in a significant expansion plan over the past several years, including the construction of new facilities and the expansion of existing facilities. Progress in achieving anticipated operating efficiencies and financial results is difficult to predict for new and expanded plant facilities. If such progress is slower than anticipated, or if demand for products produced at new or expanded plants does not meet current expectations, operating results could be adversely affected.

     5. Certain facilities of the company's subsidiaries must utilize hazardous materials in their production process. As a result, the company could incur costs for remediation activities at its facilities or off-site, and other related exposures from time to time in excess of established reserves for such activities.

     6. The company's litigation is subject to inherent and case-specific uncertainty. The outcome of such litigation depends on numerous interrelated factors, many of which cannot be predicted.

     7. Although the company currently anticipates that most of its needs for new capital in the near future will be met with internally generated funds or borrowings under its available credit facilities, significant increases in interest rates could substantially affect its borrowing costs or its cost of alternative sources of capital.

     8. Each of the company's businesses, especially Cybershield's business, is subject to the risks of technological changes and competition that is based on technology improvement or labor savings. These factors could affect the demand for or the relative cost of the company's technology, products and services, or the method and profitability of the method of distribution or delivery of such technology, products and services. In addition, the company's businesses each could suffer significant setbacks in revenues and operating income if it lost one or more of its largest customers, or if its customers' plans and/or markets should change significantly. Cybershield has lost substantial business as a result of most cellular handset production moving to Asia where Cybershield has no significant presence. Low labor costs in Asia make other coating processes competitive with those Cybershield would use. Cybershield's future viability may depend on the successful commercialization of the EXACT(TM)process, or other value added services, which are unproven as yet on a large commercial scale.



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     9.   Although the company insures itself against physical loss to its manufacturing facilities, including business interruption losses, natural or other disasters and accidents, including but not limited to fire, earthquake, damaging winds, and explosions, operating results could be adversely affected if any of its manufacturing facilities became inoperable for an extended period of time due to these or other events, including but not limited to acts of God, war or terrorism.

     10. Each of the company's businesses is actively involved in the development of new products, processes and services which are expected to contribute to the company's ongoing long-term growth and earnings. Products using VersaShield fire retardant coatings have not yet produced commercial sales. Its market potential may be dependent on the stringency of federal and state regulatory requirements, which are difficult to predict. If such development activities are not successful, regulatory requirements are less stringent than currently predicted, market demand is less than expected, or the company cannot provide the requisite financial and other resources to successfully commercialize such developments, the growth of future sales and earnings may be adversely affected.

Parties are cautioned not to rely on any such forward-looking beliefs or judgments in making investment decisions.

OTHER MATTERS

The company may, from time to time, find that it has commented on non-public information, including forward-looking information, to analysts. If that should occur, the company may post disclosures at www.elkcorp.com that it deems appropriate under Regulation F-D. No such disclosure, or similar information filed or furnished by Form 8-K, should be deemed an admission that such information is material to investors.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 16, 2003, ElkCorp issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing information concerning the company's results of operations and financial condition for the fiscal quarter ended March 31, 2003 and related information.

"Pro forma" net income and per share information, and operating results, net income and per share information that exclude nonrecurring items of income and expense are included in the press release (Exhibit 99.1). These items represent non-GAAP financial measures presented for informational purposes only. These non-GAAP financial measures are not, and should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may differ from non-GAAP financial measures used by other companies. Management believes that the non-GAAP financial measures included in the press release are useful to investors because such information provides investors increased comparability between reporting periods.

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After-tax noncash stock option compensation is the result of a change in accounting made in fiscal 2002 from fixed awards with no compensation expense to variable awards, which can result in periodic expense or income. The Board of Directors terminated the feature that caused certain stock options to be accounted for as variable awards on August 13, 2002. Subsequent to that date, the company again began utilizing the fixed method of stock option accounting. Refer to the Noncash Stock Option Compensation footnote on page 44 in the company's Form 10-K for its fiscal year ended June 30, 2002 for a more detailed explanation of the accounting change.

The $5.6 million nonrecurring pretax income item represents a one-time cash settlement resulting from a dispute with a vendor that was recorded to income in the third quarter of fiscal 2002. The $4.9 million of nonrecurring pretax expenses represent the costs of closing Cybershield's Canton, Georgia manufacturing facility in the third quarter of fiscal 2002. Refer to the Nonrecurring Items footnote on page 47 in the company's Form 10-K for its fiscal year ended June 30, 2002 for a more detailed explanation of these nonrecurring items.

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                                   SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               ElkCorp

DATE:         April 22, 2003                   /s/ Harold R. Beattie, Jr.
          ----------------------               ---------------------------
                                               Harold R. Beattie, Jr.
                                               Senior Vice President,
                                               Chief Financial Officer
                                               and Treasurer


                                               /s/ Leonard R. Harral
                                               ---------------------------
                                               Leonard R. Harral
                                               Vice President and Chief
                                               Accounting Officer




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                                 Exhibit Index
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Exhibit
  No.                             Description
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
99.1        Press release dated April 16, 2003 of ElkCorp.
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